UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2014

APPLE HOSPITALITY REIT, INC.
(Exact name of registrant as specified in its charter)

Virginia	000-53603	26-1379210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple Hospitality REIT, Inc. (the “Company”) is filing this report in accordance with Items 5.02 and 5.07 of Form 8-K.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2014, the Board of Directors of the Company appointed Glade M. Knight, previously the Company’s Chairman and Chief Executive Officer, to the position of Executive Chairman, and appointed Justin G. Knight, previously the Company’s President, to the positions of President and Chief Executive Officer.  Justin Knight will serve as the principal executive officer of the Company.

Glade Knight, 70, has served as the Chairman and Chief Executive Officer of the Company since its inception. Mr. Knight is also the founder of Apple REIT Ten, Inc. (“Apple Ten”) and has served as its Chairman and Chief Executive Officer since its inception. Mr. Knight was also the founder of Apple REIT Seven, Inc. (“Apple Seven”) and Apple REIT Eight, Inc. (“Apple Eight”) (which were real estate investment trusts) and served as the Chairman and Chief Executive Officer of those companies from their inception until the mergers with the Company were completed in March 2014. In addition, Mr. Knight was the Chairman and Chief Executive Officer of Apple REIT Six, Inc. (“Apple Six”), a real estate investment trust, from 2004 until the company merged with an affiliate of Blackstone Real Estate Partners VII in May 2013. Mr. Knight served in the same capacity for Apple Hospitality Five, Inc. (“Apple Five”), another lodging REIT, from 2002 until the company was sold to Inland American Real Estate Trust, Inc. in October 2007, and Apple Hospitality Two, Inc. (“Apple Two”), a lodging REIT, from 2001 until it was sold to an affiliate of ING Clarion in May 2007. In addition, Mr. Knight served as Chairman and Chief Executive Officer of Cornerstone Realty Income Trust, Inc. from 1993 until it merged with a subsidiary of Colonial Properties Trust in 2005. Following the merger in 2005 until April 2011, Mr. Knight served as a trustee of Colonial Properties Trust. Cornerstone Realty Income Trust, Inc. owned and operated apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. Mr. Knight is the Chairman of the Board of Trustees of Southern Virginia University in Buena Vista, Virginia. He also is a member of the Advisory Board to the Graduate School of Real Estate and Urban Land Development at Virginia Commonwealth University. Additionally, he serves on the National Advisory Council for Brigham Young University and is a founding member of the University’s Entrepreneurial Department of the Graduate School of Business Management. Mr. Knight has been a member of the Company’s Board and has served as the Chair of the Company’s Executive Committee since 2007.

Justin Knight, 41, has served as President of the Company since its inception. Mr. Knight has also served as President of Apple Ten since its inception. In addition, Mr. Knight served as President of Apple Seven and Apple Eight until their mergers with the Company were completed in March 2014. Mr. Knight also served as President of Apple Two until it was sold to an affiliate of ING Clarion in May 2007, as President of Apple Five until it was sold to Inland American Real Estate Trust, Inc. in October 2007, and as President of Apple Six until it merged with an affiliate of Blackstone Real Estate Partners VII in May 2013. Mr. Knight joined the Apple REIT Companies in 2000. During his tenure with the Apple REIT Companies he has overseen the acquisition of approximately $6 billion of hotels (over 300 hotels), the development of the associated corporate infrastructure to support the growth of the Companies and the relationships with the associated franchisors and managers of the properties.  He also spearheaded the sale or mergers of five of the Apple REIT Companies.  Mr. Knight currently serves on the Board of Trustees for Southern Virginia University in Buena Vista, Virginia. Mr. Knight serves on the Marriott Owners Advisory Council, the Residence Inn Association Board and the American Hotel and Lodging Association Board of Directors. Mr. Knight holds a Master of Business Administration degree with an emphasis in Corporate Strategy and Finance from the Marriott School at Brigham Young University, Provo, Utah. He also holds a Bachelor of Arts degree, Cum Laude, in Political Science from Brigham Young University, Provo, Utah.

Glade Knight is the father of Justin Knight and Nelson Knight, who was appointed on May 15, 2014 by the Board of Directors as the Company’s Executive Vice President and Chief Investment Officer.

Nelson Knight, 32, has served as the Senior Vice President of Development for the Company since 2009.  He has served in the same capacity for Apple Ten since its inception.  He also served in the same capacity for Apple Six (until its sale in 2013), and Apple Seven and Apple Eight (until their mergers with the Company in 2014).  From 2005 to 2009 he served as Vice President of Acquisitions and Capital Markets for the Company and Apple Two (until its sale in 2007), Apple Five (until its sale in 2007), Apple Six, Apple Seven and Apple Eight. In these positions, Mr. Knight was responsible for the acquisition of approximately 50 hotels, including the oversight of the development of approximately 25 of these hotels which were newly constructed at the time of acquisition.  Mr. Knight serves on the Home2 Suites Owner Advisory Committee, the TownePlace Suites Franchise Advisory Council, as an advisory member of the Hunter Hotels Investment Conference and co-leads the TownePlace Suites Design and Construction Committee.  Mr. Knight also currently serves on the National Advisory Council for Southern Virginia University in Buena Vista, Virginia.  Mr. Knight holds a Master of Business Administration from Texas Christian University, as well as a Bachelor of Arts Degree, Cum Laude, in History with a minor in Business from Southern Virginia University in Buena Vista, Virginia.

For additional information concerning the Company’s related party transactions, see the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission.

As previously disclosed, due to the internalization of management as a result of the mergers of Apple Seven and Apple Eight with the Company in March 2014, the Compensation Committee is in the process of reviewing the compensation arrangements for all of the Company’s executive officers.  It is expected that the changes resulting from the new appointments described above will be taken into account as part of the Compensation Committee’s review process.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 15, 2014, the Company held its Annual Meeting of Shareholders. At the Annual Meeting, shareholders considered: 1) the election of the four directors named in the proxy statement, one of whom will serve a one-year term and three of whom will serve three-year terms; 2) an advisory vote regarding the approval of the allocated compensation of the named executive officers of the Company; and 3) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm to serve for 2014. The Company’s shareholders voted as follows on these matters:

1.	Shareholders elected the four directors named in the proxy statement with the following votes:

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
James C. Barden, Jr.	97,141,940	5,293,762	266,207,975
Glenn W. Bunting	96,922,681	5,513,021	266,207,975
Kent W. Colton	96,952,398	5,483,304	266,207,975
Glade M. Knight	96,158,854	6,276,848	266,207,975

Mr. James C. Barden, Jr. will serve a one-year term expiring at the 2015 Annual Meeting of Shareholders, and each of Messrs. Glenn W. Bunting, Kent W. Colton and Glade M. Knight will serve a three-year term expiring at the 2017 Annual Meeting of Shareholders.

2.	Shareholders approved the advisory resolution to approve the allocated compensation of the Company’s named executive officers with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
83,713,978	14,169,610	4,552,114	266,207,975

3.
The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. This proposal received the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
363,832,234	3,097,736	1,713,707	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLE HOSPITALITY REIT, INC.

By:      /s/ Justin G. Knight
Justin G. Knight
President and Chief Executive Officer

Date: May 20, 2014